August 19, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of China Recycling Energy Corporation's Form 8-K filed on August 18, 2009, and we agree with the statements made therein.

Yours sincerely,

Deloitte Touche Tohmatsu CPA Ltd.